Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

Stage Stores Reports Record Fourth Quarter EPS of $1.36; Comparable Sales Increase of 6.4%

•	Full year earnings per share from continuing operations of $1.18

•	Full year comparable sales increase 1.4%

HOUSTON, TX, March 3, 2015 -- Stage Stores, Inc. (NYSE: SSI) today reported financial results for the fourth quarter and fiscal year ended January 31, 2015.

Michael Glazer, President and Chief Executive Officer, stated, “We ended the year with strong sales growth and record earnings in the fourth quarter. We achieved a 6.4% comparable sales gain and saw 30% growth in our direct-to-consumer business. Our merchandise margins expanded significantly, inventories ended in terrific shape from both a level and content perspective, and our fourth quarter profitability grew 35%.”

Mr. Glazer added, “We plan to build upon our success with several key priorities for 2015, including driving improved store productivity, expanding our omni-channel capabilities and direct-to-consumer sales, upgrading our store base through remodels, and building a service culture focused on our customers. As we execute on these initiatives we believe we can drive long term earnings growth and shareholder value.”

Fourth Quarter Reported Results
Sales increased 6.6% to $524.9 million compared to $492.5 million in the prior year period. Comparable sales increased 6.4%. Three stores opened and four stores closed during the quarter. Net income from continuing operations was $43.8 million or $1.36 per diluted share.

Full Year Reported Results
Sales increased 1.8% to $1,639 million compared to $1,609 million in the prior year period. Comparable sales increased 1.4%. Eighteen stores opened and twelve stores closed during the year. Net income from continuing operations was $37.9 million or $1.18 per diluted share.

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Stage Stores Reports Record
Fourth Quarter EPS of $1.36
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2015 Guidance
Sales are expected to be in a range of $1,640-$1,675 million, assuming a flat to 2% increase in comparable sales. The Company plans to open two stores and close 10-20 stores.

Earnings per diluted share are expected to be in a range of $1.20- $1.28.

Weighted average diluted shares for the year are expected to be 32.7 million. The effective tax rate is estimated to be 37.6%.

Capital expenditures net of construction allowances from landlords for 2015 are expected to be $75 million, compared to $65 million in 2014.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its 2014 fourth quarter and fiscal year results. Interested parties may participate in the Company’s conference call by dialing 703-639-1178. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts and then the webcast link. A replay of the conference call will be available online until midnight on Friday, March 13, 2015.

About Stage Stores
Stage Stores, Inc. operates 853 specialty department stores located in 40 states under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates and a direct-to-consumer channel. The Company’s stores, which operate primarily in small and mid-sized towns and communities, offer moderately priced, nationally recognized brand name and private label apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

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Stage Stores Reports Record
Fourth Quarter EPS of $1.36
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Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	January 31, 2015		February 1, 2014
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$524,886	100.0%	$492,537	100.0%
Cost of sales and related buying, occupancy and distribution expenses	353,527	67.4%	344,545	70.0%
Gross profit	171,359	32.6%	147,992	30.0%
Selling, general and administrative expenses	99,802	19.0%	98,237	19.9%
Store opening costs	458	0.1%	450	0.1%
Interest expense	709	0.1%	732	0.1%
Income before income tax	70,390	13.4%	48,573	9.9%
Income tax expense	26,576	5.1%	18,428	3.7%
Income from continuing operations	43,814	8.3%	30,145	6.1%
Loss from discontinued operations, net of tax benefit of $94 and $3,214	(94)	—%	(5,283)	(1.1)%
Net income	$43,720	8.3%	$24,862	5.0%

Basic earnings (loss) per share data:
Continuing operations	$1.37		$0.95
Discontinued operations	—		(0.17)
Basic earnings per share (b)	$1.37		$0.79
Basic weighted average shares outstanding	31,657		31,215

Diluted earnings (loss) per share data:
Continuing operations	$1.36		$0.95
Discontinued operations	—		(0.17)
Diluted earnings per share (b)	$1.36		$0.78
Diluted weighted average shares outstanding	31,740		31,438

(a) Percentages may not foot due to rounding.
(b) EPS may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	January 31, 2015		February 1, 2014
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$1,638,569	100.0%	$1,609,481	100.0%
Cost of sales and related buying, occupancy and distribution expenses	1,188,763	72.5%	1,172,995	72.9%
Gross profit	449,806	27.5%	436,486	27.1%
Selling, general and administrative expenses	383,616	23.4%	390,224	24.2%
Store opening costs	2,488	0.2%	2,902	0.2%
Interest expense	3,002	0.2%	2,744	0.2%
Income before income tax	60,700	3.7%	40,616	2.5%
Income tax expense	22,847	1.4%	15,400	1.0%
Income from continuing operations	37,853	2.3%	25,216	1.6%
Loss from discontinued operations, net of tax benefit of $4,228 and $5,237	(7,003)	(0.4)%	(8,574)	(0.5)%
Net income	$30,850	1.9%	$16,642	1.0%

Basic earnings (loss) per share data:
Continuing operations	$1.18		$0.78
Discontinued operations	(0.22)		(0.27)
Basic earnings per share (b)	$0.96		$0.51
Basic weighted average shares outstanding	31,675		32,034

Diluted earnings (loss) per share data:
Continuing operations	$1.18		$0.77
Discontinued operations	(0.22)		(0.26)
Diluted earnings per share (b)	$0.96		$0.51
Diluted weighted average shares outstanding	31,763		32,311

(a) Percentages may not foot due to rounding.
(b) EPS may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	January 31, 2015	February 1, 2014
ASSETS
Cash and cash equivalents	$17,165	$14,762
Merchandise inventories, net	441,452	434,407
Prepaid expenses and other current assets	45,444	40,082
Total current assets	504,061	489,251

Property, equipment and leasehold improvements, net	285,450	282,534
Intangible asset	14,910	14,910
Other non-current assets, net	20,256	24,142
Total assets	$824,677	$810,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$121,778	$125,707
Income taxes payable	12,284	5,345
Accrued expenses and other current liabilities	70,720	64,204
Total current liabilities	204,782	195,256

Long-term debt obligations	45,673	60,871
Deferred taxes	20,474	15,644
Other long-term liabilities	77,818	84,622
Total liabilities	348,747	356,393

Commitments and contingencies	—	—

Common stock, par value $0.01, 100,000 shares authorized, 31,632 and 31,222 shares issued, respectively	316	312
Additional paid-in capital	395,395	384,295
Less treasury stock - at cost, 0 and 0 shares, respectively	(600)	(967)
Accumulated other comprehensive loss	(6,874)	(4,616)
Retained earnings	87,693	75,420
Total stockholders' equity	475,930	454,444
Total liabilities and stockholders' equity	$824,677	$810,837

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twelve Months Ended
	January 31, 2015	February 1, 2014
Cash flows from operating activities:
Net income	$30,850	$16,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment of long-lived assets	63,447	69,925
Loss on retirements of property, equipment and leasehold improvements	110	860
Deferred income taxes	4,519	(808)
Tax benefit from stock-based compensation	64	1,761
Stock-based compensation expense	9,664	8,417
Amortization of debt issuance costs	275	279
Excess tax benefits from stock-based compensation	(852)	(2,076)
Deferred compensation obligation	(367)	266
Amortization of employee benefit related costs	399	610
Construction allowances from landlords	5,538	4,162
Changes in operating assets and liabilities:
Increase in merchandise inventories	(7,045)	(20,479)
Increase in other assets	(1,737)	(6,375)
Decrease in accounts payable and other liabilities	(2,651)	(26,657)
Net cash provided by operating activities	102,214	46,527

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(70,580)	(61,263)
Proceeds from disposal of assets	2,946	27
Net cash used in investing activities	(67,634)	(61,236)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	457,742	494,885
Payments of revolving credit facility borrowings	(471,227)	(445,490)
Payments of long-term debt obligations	(2,352)	(744)
Payments of debt issuance costs	(663)	(128)
Repurchases of common stock	(2,755)	(31,367)
Payments for stock related compensation	(1,844)	(2,381)
Proceeds from exercise of stock awards	5,040	10,149
Excess tax benefits from stock-based compensation	852	2,076
Cash dividends paid	(16,970)	(15,466)
Net cash provided by (used in) financing activities	(32,177)	11,534
Net increase (decrease) in cash and cash equivalents	2,403	(3,175)

Cash and cash equivalents:
Beginning of period	14,762	17,937
End of period	$17,165	$14,762

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Net income (GAAP)	$43,720	$24,862	$30,850	$16,642
Loss from discontinued operations	94	5,283	7,003	8,574
Income from continuing operations	43,814	30,145	37,853	25,216
South Hill Consolidation related charges, net of tax of $1,170 and $8,985, respectively	—	2,052	—	14,770
Adjusted earnings (non-GAAP)(a)	$43,814	$32,197	$37,853	$39,986

Diluted earnings per share (GAAP)	$1.36	$0.78	$0.96	$0.51
Loss from discontinued operations	—	0.17	0.22	0.26
Income from continuing operations	1.36	0.95	1.18	0.77
South Hill Consolidation related charges	—	0.07	—	0.45
Adjusted diluted earnings per share (non-GAAP)(a) (b)	$1.36	$1.01	$1.18	$1.22

(a) Fiscal 2014 amounts are not adjusted.
(b) EPS may not foot due to rounding.